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                                                                    EXHIBIT 99.1
CONTACT:
Chris A. Rallis                                   Robert Amundsen, Jr.
President and Chief Operating Officer             Chief Financial Officer
Triangle Pharmaceuticals, Inc.                    Triangle Pharmaceuticals, Inc.
(919) 493-5980                                    (919) 493-5980
WWW.TRIPHARM.COM                                  WWW.TRIPHARM.COM

FOR IMMEDIATE RELEASE:

     1.   Triangle Pharmaceuticals, Inc. Reports Financial Results

                             FOR FIRST QUARTER 2002

DURHAM, N.C., APRIL 30, 2002 -- Triangle Pharmaceuticals, Inc. (Nasdaq: VIRS) today reported financial results for the quarter ended March 31, 2002.

For the quarter ended March 31, 2002, the Company reported a net loss of $1,787,000, or ($0.02) per share, compared to a net loss of $22,858,000, or ($0.55) per share for the first quarter of 2001.

In the first quarter of 2002, the Company recorded $1,035,000 of revenue, which is an amortization of non-contingent research payments made in 1999 to Triangle from its collaborative partner, Abbott Laboratories. Comparable revenue of $1,744,000 was recorded for the same period in 2001. Total operating expenses were $13,475,000 for the first quarter of 2002, as compared to $25,642,000 for the first quarter of 2001. The significant decrease in operating expenses was primarily the result of reduced spending for manufacturing and drug synthesis, pre-clinical and clinical trials, employee salaries and sales, general and administration costs. The Company's net loss was reduced by the receipt of a $10,000,000 key-man life insurance payment received during the quarter.

Cash, cash equivalents and investments totaled $96,741,000 at the end of the first quarter of 2002 compared to $108,155,000 at December 31, 2001. The net cash usage of $11,414,000 during the quarter reflected a higher than normal use of working capital due to the timing of payments on several development contracts offset by the receipt of the $10,000,000 key-man life insurance payment.

The Company also confirmed that it is continuing to work toward an NDA submission in the fall of 2002 for Coviracil(R) (emtricitabine), its lead compound for the treatment of HIV. This submission is expected to include six months of data from its third Phase III study, FTC-301. Along with its collaborative partner, Abbott Laboratories, the Company is also planning to make a European submission in the second half of this year.

Chris A. Rallis, President of Triangle, commented, "The restructuring of our operations begun last year continues to pay financial dividends as we were able to reduce our operating expenses for the fifth straight quarter while continuing to advance the development programs for our four compounds. We are also pleased that we have remained


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on track for the regulatory submissions for Coviracil(R) in the U.S. and Europe later this year."

A conference call to discuss the information contained in this press release and to provide an update on the Company's operational and regulatory activities will be held Thursday, May 2, 2002 at 11:00 a.m. EDT. Interested parties in the U.S. may join the call toll free by dialing 877-679-9045. International callers may join the call by dialing 952-556-2802. The confirmation number is 5965732. Slides to accompany the presentation will be accessible on the Company's website at WWW.TRIPHARM.COM.

Triangle Pharmaceuticals, Inc. is a specialty pharmaceutical company engaged in the development of new antiviral drug candidates, with a particular focus on therapies for the human immunodeficiency virus (HIV) and the hepatitis B virus. Triangle's proprietary drug candidates under development for HIV and/or hepatitis include Coviracil(R) (emtricitabine), amdoxovir (formerly DAPD), and clevudine (formerly L-FMAU). Triangle is also developing immunotherapies for hepatitis B in collaboration with Dynavax Technologies Corporation (Dynavax) utilizing Dynavax' immunostimulatory sequence (ISS) technology. More information about Triangle's portfolio, management and product development strategy is available on Triangle's website.

Statements in this press release that are not historical facts are forward-looking statements and are subject to numerous risks and uncertainties, including the risk that future events or changes in our drug development strategies may impact the timing and degree of actual spending. Additionally, other risks include the fact that clinical trials for our drug candidates may not proceed as planned and regulatory submissions for those drug candidates may be delayed, the Company may be unable to successfully complete pivotal clinical trials or that its trials could be halted or terminated by regulatory authorities, regulatory submissions may be delayed, its inability to commercialize Coviracil, amdoxovir and ISS-based therapies due to patent rights held by third parties, the Company's ability to obtain additional funding (including contingent contractual milestone payments), patent protection and required regulatory approvals for its drug candidates, the development of competitive products by others, the cost of coactive therapy and the extent to which coactive therapy achieves market acceptance, the Company's success in identifying new drug candidates, acquiring rights to the candidates on favorable terms and developing any candidates to which the Company acquires any rights, and that the Company's collaborations with third parties may not prove successful. These and other risks are discussed in detail from time to time in the Company's filings with the Securities and Exchange Commission. As a result of these and other risks and uncertainties, actual results may differ materially from those predicted in this press release. The Company disclaims any obligations to update any forward-looking statements in this press release.

                            -FINANCIAL CHART FOLLOWS-


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                         TRIANGLE PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)



                                                                                  Three Months Ended March 31,
                                                                                  ----------------------------
                                                                                  2002                    2001
                                                                                  ----                    ----
Total revenue                                                               $      1,035            $       1,744

Operating expenses:
     License fees                                                                    109                    1,095
     Development                                                                  11,963                   21,839
     Selling, general and administrative                                           1,403                    2,708
                                                                            ------------            -------------
         Total operating expenses                                                 13,475                   25,642
                                                                            ------------            -------------
Loss from operations                                                            (12,440)                 (23,898)
Gain on investments, net                                                               3                       80
Interest income, net                                                                 650                      960
Other income                                                                      10,000                       --
                                                                            ------------            -------------
Net loss                                                                    $    (1,787)            $    (22,858)
                                                                            ============            =============

Basic and diluted net loss per common share                                 $     (0.02)            $      (0.55)
                                                                            ============            =============

Shares used in computing basic and diluted
     net loss per common share                                                    76,837                   41,288
                                                                            ============            =============


                 SELECTED CONSOLIDATED BALANCE SHEET INFORMATION
                                 (In Thousands)

                                                                                March 31,          December 31,
                                                                                 2002                 2001
                                                                                 ----                 ----
                                                                              (Unaudited)
Cash, cash equivalents and investments                                      $        96,741        $       108,155
Working capital                                                                      58,539                 54,148
Total assets                                                                        102,042                114,165
Total stockholders' equity                                                           62,122                 63,953
Shares of common stock outstanding                                                   76,851                 76,829


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